EXHIBIT 99.1

TF Financial Corporation Reports Third Quarter 2013 Results and Quarterly Dividend

NEWTOWN, Pa., Oct. 24, 2013 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,966,000 ($0.64 per diluted share) for the third quarter of 2013, a 33.5% increase over the $1,473,000 ($0.54 per diluted share) reported for the third quarter of 2012. In addition, net income increased 9.2% when compared with net income of $1,800,000 reported for the second quarter of 2013.

Net income for the nine-month period ended September 30, 2013 was $4,989,000 ($1.75 per diluted share) a 28.7% increase when compared with $3,877,000 ($1.42 per diluted share) reported for the first nine months of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.10 per share, payable November 15, 2013 to shareholders of record on November 8, 2013.

"We are pleased to have closed our acquisition of Roebling Financial Corp, Inc. ("Roebling") in early July. Throughout the third quarter our merger integration team worked diligently to convert the Roebling's former operating systems and customer accounts to 3rd Fed Bank's platform. That complex process, along with the changeover in branch signage, was successfully completed during the third quarter. We believe that this strategic expansion of our franchise will help us to create value for our shareholders over time," said Kent C. Lufkin, President and Chief Executive Officer. "Also during the quarter, we continued to focus intensively on asset quality, working to reduce total nonperforming loans (excluding those acquired via the Roebling transaction) and real estate owned to pre-recession levels. Economic conditions are gradually improving across our footprint and accordingly we have added several new business development and commercial lending personnel to help grow our share of that business."

Results for the third quarter included:

  On July 2, 2013 the Company completed the acquisition of Roebling and its wholly owned subsidiary, Roebling Bank. The Company issued 306,873 shares of its common stock and paid $7.3 million in cash for Roebling, and acquired approximately $148.5 million in total assets, $102.7 million in loans receivable, and $127.3 million in total deposits contained in Roebling's five branches. On September 28, 2013 the Company completed the computer systems and other operations integration of the former Roebling Bank offices into 3rd Fed Bank. The significant non-recurring impacts on the Company's third quarter 2013 operating results were a purchase accounting gain, both before and after tax, of $1.2 million and conversion costs, before tax, of $1.4 million. Much of the remaining operating results comparisons described below are driven by the inclusion of Roebling beginning on July 3, 2013.
  Net interest income was $6,885,000 compared with $5,806,000 for the second quarter of 2013. The Company's net interest margin was 3.53% compared with 3.59% during the second quarter of 2013.
  Asset quality showed improvement, with total non-performing assets at 1.52% of total assets at September 30, 2013, which is down from 1.70% at June 30, 2013. Non-performing loans were $6.9 million at quarter-end compared with $6.0 million at June 30, 2013 due to the inclusion in the third quarter of non-performing loans obtained in the Roebling acquisition. Foreclosed property was $5.8 million at September 30, 2013 compared with $6.2 million at June 30, 2013.
  There was no provision for loan losses and net charge-offs were $225,000 during the third quarter of 2013. The Company's allowance for loan losses was $6,691,000 or 97.2% of non-performing loans at quarter end.
  Total loans were $623.0 million at September 30, 2013 compared with $531.5 million at June 30, 2013. Total deposits were $681.8 million, compared with $571.4 million at June 30, 2013. Checking, savings, and money market accounts totaled $488.5 million or 71.6% of total deposits at September 30, 2013, compared with $406.1 million or 71.1% of total deposits at June 30, 2013.
  Capital ratios were minimally impacted by the Roebling acquisition. Book value per share and tangible book value per share were $29.48 and $27.94, respectively, at September 30, 2013, compared with $29.36 and $27.84, respectively, at June 30, 2013. Regulatory capital comprised Tier 1 Leverage and Total Risk-Based ratios of 10.21% and 17.64%, respectively, at September 30, 2013, compared with 10.74% and 18.77%, respectively, at June 30, 2013. Capital levels are well above the regulatory minimums required to be considered well-capitalized.

About TF Financial Corporation

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey, and with the acquisition of Roebling Bank on July 2, 2013, also operates five additional full service branches in Burlington and Ocean Counties in New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, 3rd Fed Bank's website can be found at www.3rdfedbank.com.

Forward Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the possibility that any remaining integration of Roebling's business and operations with those of 3rd Fed Bank may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the existing business of the Company, the challenges of integrating and retaining key employees, our ability to reduce total nonperforming loans and real estate owned, as well as factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

EARNINGS SUMMARY

Interest income	$ 7,903	$ 6,744	$ 6,857	$ 7,234	$ 7,395	$ 21,504	$ 21,986
Interest expense	1,018	938	979	1,048	1,141	2,935	3,889
Net interest income	6,885	5,806	5,878	6,186	6,254	18,569	18,097
Loan loss provision	0	400	439	650	750	839	1,750
Non-interest income	2,046	1,947	1,395	1,196	914	5,388	2,890
Non-interest expense	6,782	5,132	5,030	4,690	4,466	16,944	14,171
Income before taxes	2,149	2,221	1,804	2,042	1,952	6,174	5,066
Income taxes	183	421	581	536	479	1,185	1,189
Net income	$ 1,966	$ 1,800	$ 1,223	$ 1,506	$ 1,473	$ 4,989	$ 3,877

PER SHARE INFORMATION

Earnings per share, basic	$ 0.64	$ 0.66	$ 0.45	$ 0.55	$ 0.54	$ 1.75	$ 1.42
Earnings per share, diluted	$ 0.64	$ 0.66	$ 0.45	$ 0.55	$ 0.54	$ 1.75	$ 1.42

Weighted average basic shares (000's)	3,053	2,743	2,738	2,733	2,729	2,884	2,724
Weighted average diluted shares (000's)	3,053	2,743	2,742	2,734	2,732	2,884	2,727

Dividends paid	$ 0.10	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.20	$ 0.15

FINANCIAL RATIOS

Annualized return on average assets	0.92%	1.01%	0.70%	0.86%	0.84%	0.88%	0.75%
Annualized return on average equity	8.55%	8.55%	5.92%	7.21%	7.21%	7.85%	6.50%
Efficiency ratio (1)	67.42%	68.07%	64.56%	60.98%	60.24%	66.72%	67.02%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.21%	10.74%	10.50%	10.45%	10.47%
Total risk-based capital ratio	17.64%	18.77%	17.90%	17.89%	17.62%
Tier 1 risk-based capital ratio	16.39%	17.51%	16.65%	16.63%	16.37%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
AVERAGE BALANCES

Loans	$ 622,416	$ 524,728	$ 525,275	$ 530,026	$ 527,195	$ 557,829	$ 507,521
Mortgage-backed securities	50,737	37,523	41,988	49,383	55,820	43,448	59,776
Investment securities	86,942	68,211	65,131	63,773	64,304	73,508	66,498
Other interest-earning assets	35,294	39,111	28,877	6,482	393	34,451	5,676
Total earning assets	795,389	669,573	661,271	649,664	647,712	709,236	639,471
Non-earning assets	48,404	45,938	46,572	46,985	46,168	46,974	48,345
Total assets	843,793	715,511	707,843	696,649	693,880	756,209	687,816

Deposits	691,646	570,271	560,750	539,653	538,637	609,531	547,700
FHLB advances and other borrowed money	55,358	53,303	56,114	66,223	66,740	54,922	53,685
Total interest bearing liabilities	747,004	623,574	616,864	605,876	605,377	664,453	601,385
Non-interest bearing liabilities	5,528	7,508	7,216	7,629	7,179	6,745	6,732
Stockholders' equity	91,261	84,429	83,763	83,144	81,324	85,011	79,699
Total liabilities & stockholders' equity	$ 843,793	$ 715,511	$ 707,843	$ 696,649	$ 693,880	$ 756,209	$ 687,816

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.43%	4.56%	4.68%	4.76%	4.86%	4.55%	4.96%
Mortgage-backed securities	2.52%	2.63%	2.64%	3.04%	3.23%	2.59%	3.48%
Investment securities	3.71%	4.19%	4.43%	4.37%	4.32%	4.05%	4.33%
Other interest-earning assets	0.06%	0.14%	0.06%	0.37%	0.00%	0.09%	0.05%
Total interest-earning assets	4.03%	4.15%	4.33%	4.55%	4.66%	4.16%	4.72%

Average cost of:
Deposits	0.46%	0.50%	0.53%	0.54%	0.59%	0.49%	0.68%
FHLB advances and other borrowed money	1.57%	1.70%	1.79%	1.87%	2.01%	1.69%	2.72%
Total interest-bearing liabilities	0.54%	0.60%	0.64%	0.69%	0.75%	0.59%	0.86%

Interest rate spread	3.49%	3.55%	3.68%	3.86%	3.91%	3.57%	3.85%
Net interest margin	3.53%	3.59%	3.73%	3.90%	3.96%	3.61%	3.90%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					NINE MONTHS ENDED
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,947	$ 5,963	$ 6,066	$ 6,341	$ 6,436	$ 18,976	$ 18,864
Mortgage-backed securities	322	246	273	377	453	841	1,556
Investment securities	814	713	711	701	699	2,229	2,154
Other interest-earning assets	5	14	4	6	--	23	2
Total interest-earning assets	$ 8,088	$ 6,936	$ 7,054	$ 7,425	$ 7,588	$ 22,069	$ 22,576

Interest expense on:
Deposits	$ 799	$ 712	$ 731	$ 737	$ 803	$ 2,242	$ 2,795
FHLB advances and other borrowed money	219	226	248	311	338	693	1,094
Total interest-bearing liabilities	$ 1,018	$ 938	$ 979	$ 1,048	$ 1,141	$ 2,935	$ 3,889

Net interest income: tax equivalent basis	$ 7,070	$ 5,998	$ 6,075	$ 6,377	$ 6,447	$ 19,134	$ 18,687
Tax equivalent adjustment on investment securities	185	192	197	191	193	565	590
Net interest income	$ 6,885	$ 5,806	$ 5,878	$ 6,186	$ 6,254	$ 18,569	$ 18,097

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 560	$ 454	$ 497	$ 484	$ 433	$ 1,512	$ 1,339
Impairment adjustment to mortgage servicing rights	32	196	33	50	(53)	260	(89)
Bank-owned life insurance	136	137	143	147	152	416	456
Proceeds from bank-owned life insurance	--	934	--	--	--	934	--
Gain on sale of investment securities	--	--	--	85	--	--	--
Gain on sale of loans	104	226	305	430	382	635	920
Gain on disposition of real estate	--	--	417	--	--	417	264
Purchase gain associated with Roebling acquisition	1,214	--	--	--	--	1,214	--

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 3,125	$ 2,842	$ 2,817	$ 2,760	$ 2,651	$ 8,784	$ 8,222
Occupancy and equipment	867	709	697	727	686	2,273	2,068
Professional fees	311	230	288	302	349	829	874
Merger-related costs	2	295	320	108	--	617	--
Marketing and advertising	132	132	39	79	76	303	267
FDIC insurance premiums	188	132	110	149	146	430	447
Loss on REO (2)	71	198	178	46	--	447	425
Operating expenses of REO (2)	43	37	46	60	78	126	280
Other operating	640	557	535	459	480	1,732	1,588
Conversion costs (3)	1,403	--	--	--	--	1,403	--

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
DEPOSIT INFORMATION

Non-interest checking	$ 69,157	$ 58,697	$ 57,422	$ 52,433	$ 50,421
Interest checking	108,341	78,923	78,263	76,370	70,797
Money market	179,612	159,015	156,736	153,827	153,351
Savings	131,432	109,446	108,554	106,268	106,693
CD's	193,283	165,331	170,355	171,417	152,011

OTHER INFORMATION

Per Share

Book value	$ 29.48	$ 29.36	$ 29.37	$ 29.23	$ 28.89
Tangible book value	$ 27.94	$ 27.84	$ 27.85	$ 27.70	$ 27.37
Closing market price	$ 27.88	$ 25.40	$ 25.15	$ 23.83	$ 23.79

Balance Sheet

Loans	$ 623,021	$ 531,464	$ 528,229	$ 534,348	$ 541,610
Cash and cash equivalents	31,004	44,958	48,690	31,137	3,712
Mortgage-backed securities	48,709	34,206	38,320	44,639	51,463
Investment securities	85,330	68,459	63,987	65,041	63,822
Total assets	833,334	714,781	716,002	711,836	697,056
Total deposits	681,825	571,412	571,330	560,315	533,273
FHLB advances and other borrowed money	50,990	52,534	54,151	60,656	75,156
Stockholders' equity	92,811	83,453	83,408	82,945	81,965

Asset Quality

Non-performing loans	$ 6,881	$ 5,973	$ 7,647	$ 8,359	$ 10,400
Allowance for loan losses	$ 6,691	$ 6,916	$ 6,662	$ 6,922	$ 6,772
Net charge-offs	$ 225	$ 146	$ 699	$ 500	$ 141
Allowance for loan losses to non-performing loans	97.24%	115.79%	87.12%	82.81%	65.12%
Allowance for loan losses to gross loans	1.07%	1.30%	1.26%	1.30%	1.25%
Non-performing loans to gross loans	1.10%	1.12%	1.45%	1.56%	1.92%
Non-performing loans to total assets	0.83%	0.84%	1.07%	1.17%	1.49%
REO (2)	$ 5,786	$ 6,177	$ 7,170	$ 7,282	$ 7,619
REO to total assets (2)	0.69%	0.86%	1.00%	1.02%	1.09%
Non-performing assets to total assets	1.52%	1.70%	2.07%	2.20%	2.59%

Statistical

Shares outstanding (000's)	3,148	2,842	2,840	2,838	2,837
Number of branch offices	18	13	13	13	14
Full time equivalent employees	206	166	165	167	167

(1) The efficiency ratio is non-interest expense excluding merger-related and conversion costs and loss on REO divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, proceeds from bank owned life insurance and gain on disposition of real estate and purchase gain associated with Roebling Bank acquisition.
(2) REO is real estate acquired through foreclosure.
(3) Conversion costs are mainly retention and severance payments paid to transition employees, and amounts paid to terminate various data processing contracts.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000